EXHIBIT 9.01

                                FOURTH AMENDMENT
                                       TO
                      AGREEMENT AND PLAN OF REORGANIZATION
                                  BY AND AMONG
                              INTRAOP MEDICAL, INC.
                                       AND
                           INTRAOP MEDICAL CORPORATION

     This Fourth Amendment (the "Amendment") to the Agreement and Plan of Reorganization is made and entered into as of December 20, 2004, by and among Intraop Medical, Inc., a Delaware corporation (the "Target") and Intraop Medical Corporation, a Nevada corporation (the "Acquiror"). Any capitalized terms not defined herein shall have the same meanings given to them in the Agreement (as defined below).

                                    RECITALS

     Whereas the Target and the Acquiror have entered into that certain Agreement and Plan of Reorganization as of February 24, 2004, (the "Original Agreement") with respect to a plan of reorganization, as result of which the Target will be merged with and into the Acquiror.

     Whereas, on June 29, 2004, the Target and the Acquiror have entered into that certain Amendment to Agreement and Plan of Reorganization (the "First Amendment"), extending to July 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger agreement.

     Whereas, subsequently, on July 31, 2004, the Target and the Acquiror have entered into that certain Second Amendment to Agreement and Plan of Reorganization (the "Second Amendment"), extending to September 30, 2004, the date after which, should the merger not be complete, either party may terminate the merger agreement.

     Whereas, subsequently, on November 15, 2004, the Target and the Acquiror have entered into that certain Third Amendment to Agreement and Plan of Reorganization (the "Third Amendment"), extending to December 31, 2004, the date after which, should the merger not be complete, either party may terminate the merger agreement.

     Whereas, the Original Agreement as amended by the First Amendment, the Second Amendment and the Third Amendment is referred to herein as the "Agreement."

     Whereas, pursuant to Section 7.1(b) of the Agreement, the Agreement may be terminated at any time prior to the Effective Time, by written notice by the terminating party to the other party, by either the Acquiror or the Target if the Merger shall not have been consummated by December 31, 2004.

     Whereas, as of the date hereof, it has become apparent to the parties that the merger will not be consummated by December 31, 2004.

     Whereas, the Target and the Acquiror desire to amend the Agreement as provided herein.

     Now, therefore, in consideration of the mutual promises, covenants, and representations contained herein, the parties hereto agree as follows:

                                    AMENDMENT

1) Section 7.1(b) of the Agreement shall be deleted and entirely replaced with the following:

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     (b) by either Acquiror or Target if the Merger shall not have been consummated by March 31, 2005, provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date.

3) This Amendment may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

4) Except as otherwise modified hereby, the terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, the Target and the Acquiror have caused this Amendment to be executed and delivered by each of them or their respective officers thereunto duly authorized, all as of the date first written above.

INTRAOP MEDICAL CORPORATION                           INTRAOP MEDICAL, INC.


By:  /s/ David Shamy                                  By:  /s/ Donald A. Goer

Name:  David Shamy                                    Name:  Donald A. Goer

Title:  President                                     Title:  President